                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of our report dated June 24, 1997, with respect to the financial statements and schedules of the Capital One Financial Corporation Associate Savings Plan (formerly the Capital One Financial Corporation Employee Savings
Plan) included in this Annual Report (Form 11-K) for the year ended
December 31, 1996:

       Registration
        Statement
          Number              Form                        Description
          ------              ----                        -----------
         33-80263            Form S-8              Marketing and Management
                                                            Services Agreement
         33-86874            Form S-8              Employee Stock Purchase Plan
         33-86876            Form S-8              Employee Savings Plan
         33-86986            Form S-8              1994 Stock Incentive Plan
         33-91790            Form S-8              1995 Non-Employees Directors
                                                            Stock Incentive Plan
         33-97032            Form S-8              Amendment to 1994 Stock
                                                            Incentive Plan
         33-99748            Form S-3              Dividend Reinvestment and
                                                            Stock Purchase Plan
         333-3580            Form S-3              Debt Securities and
                                                            Preferred Stock
         333-4586            Form S-8              Amendment to 1994 Stock
                                                            Incentive Plan





                                                           /s/ ERNST & YOUNG LLP



Washington, D.C.
June 24, 1997